UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

ACCELERA INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

20511 Abbey Dr.
Frankfort, IL	60423
(Address of principal executive offices)	(Zip Code)

(866) 866-0758

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Traditions Home Care, Inc.

On January 5, 2015, Accelera Innovations, Inc. (“we,” “us,” “our,” or the “Company”) entered into a stock purchase agreement (the “Traditions SPA”) with Traditions Home Care, Inc. (“Traditions”), a provider of home health care services, as well as Sonny Nix and John Noah (collectively the “Sellers”), pursuant to which we agreed to purchase, and the Sellers agreed to sell, all of their shares of Traditions, collectively representing all of the outstanding shares of common stock of Traditions, as well as all of Traditions’ assets, for an aggregate purchase price of $6,000,000.00 (the “Purchase Price”). The Purchase Price is to be paid by us as follows: $3,000,000.00 on or before March 31, 2015 (the “Closing Date”), $1,500,000 six months after the Closing Date, and $1,500,000.00 twelve months after the Closing Date. However, we have the right to extend the Closing Date by an additional forty-five (45) days, in order for us to secure the requisite funding, so long as we give notice to the Sellers on or before March 1, 2015. The Traditions SPA contains customary representations and warranties, and is subject to certain events of default.

We have also agreed to hire Sonny Nix (“Nix”) as Traditions’ Chief Executive Officer, pursuant to the terms of the employment agreement attached as Exhibit B to the Traditions SPA (the “Employment Agreement”). The Employment Agreement will only become effective upon closing of the Traditions SPA. Under the Employment Agreement, Nix will become the Chief Executive Officer for Traditions for a period of three years beginning on the Closing Date and pay him an annual base salary of $150,000 plus a bonus in an amount equal to 5% of the increase in Traditions’ gross revenue from the base gross revenue earned in the previous year, and an additional amount equal to 10% of the base earnings before interest, taxes, depreciation and amortization (“EBITDA”) increases of Traditions from the base EBITDA of Traditions in the previous year. In addition, Nix will be entitled to three weeks of vacation, twelve sick days, and health benefits. Nix is subject to a restriction on solicitation of Traditions’ customers or clients following termination of his Employment Agreement for a period of one year.

The foregoing descriptions of the Traditions SPA and Employment Agreement are qualified in their entirety by reference to such agreements which are filed as Exhibit 10.1 hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 9, 2015 we issued a press release regarding the execution of the Traditions SPA.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement between Accelera Innovations, Inc. and Traditions Home Care, Inc. dated January 5, 2015.
99.1	Press Release dated January 9, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERA INNOVATIONS, INC.

Date: January 9, 2015	By:	/s/ John F. Wallin
John F. Wallin
President and Chief Executive Officer